CUSTODIAN CONTRACT

                                     Between

                           EMERGING MARKETS PORTFOLIO

                                       and

                       STATE STREET BANK AND TRUST COMPANY











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                                    TABLE OF CONTENTS

                                      PAGE

1.       Employment of Custodian and Property to be
         Held By It...............................................     1

2.       Duties of the Custodian with Respect to Portfolio
         Property Held By the Custodian in the United States......     1

         2.1  Holding Investments................................      1
         2.2 Delivery of Investments.............................      2
         2.3 Registration of Investments.........................      4
         2.4 Bank Accounts.......................................      4
         2.5 Availability of Federal Funds.......................      4
         2.6 Collection of Income .... :.........................      5
         2.7 Payment of Portfolio Monies.........................      5
         2.8 Appointment of Agents...............................      6
         2.9 Deposit of Investments in a U.S. Securities
             System..............................................      7
         2.10 Portfolio Investments Held in the Custodian's
                     Direct Paper System.........................      8
         2.11 Segregated Account.................................      8
         2.12 Ownership Certificates for Tax Purposes............      9
         2.13 Proxies............................................      9
         2.14 Communications Relating to Portfolio Investments...      9
         2.15 Reports to Portfolio by Independent Public
              Accountants........................................      10

3.     Duties of the Custodian with Respect to Portfolio
       Property Held Outside of the United States...............       10

      3.1  Appointment of Foreign Sub-Custodians...................... 10
      3.2  Assets to be Held.......................................... 10
      3.3  Foreign Securities Systems................................. 10
      3.4  Agreements with Foreign Banking Institutions............... 11
      3.5  Access of Independent Accountants of the
           Portfolio.................................................. 11
      3.6  Reports by Custodian....................................... 11
      3.7  Transactions in Foreign Custody Account.................... 12
      3.8  Liability of Foreign Sub-Custodians........................ 12
      3.9  Liability of Custodian..................................... 12
      3.10 Reimbursement for Advances................................. 13
      3.11 Monitoring Responsibilities................................ 13
      3.12 Branches of U.S. Banks..................................... 13
      3.13

4.    Payments for Repurchases and Sales of Interests..................14

5.    Proper Instructions..............................................14



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                           TABLE OF CONTENTS

                                                                     PAGE

6.    Actions Permitted Without Express Authority.....                14

7.    Evidence of Authority...........................                15

8.    Duties of Custodian with Respect to the Books of
      Account and Calculation of Net Asset Value and
      Net Income......................................                15

9.    Records.........................................                15

10.   Opinion of Portfolio's Independent Accountant...                16

11.   Compensation of Custodian.......................                16

12.   Responsibility of Custodian.....................                16

13.   Tax Law.........................................                18

      13.1 Tax Law of Cayman Islands..................                18
      13.2 Tax Law of Other Jurisdictions.............                18

14.   Effective Period, Termination and Amendment.....                19

15.   Successor Custodian.............................                19

16.   Interpretive and Additional Provisions..........                20

17.   Massachusetts Law to Apply......................                20

18.   Prior Contracts.................................                20

19.   Assignment......................................                20

20.   Confidentiality.................................                21

21.   Notices.........................................                21

22.   Shareholder Communications......................                22




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                               CUSTODIAN CONTRACT


         This Contract is between Emerging Markets Portfolio, a trust organized and existing under the laws of the state of New York, having its principal place of business at Butterfield House, P.O. Box 2330, Grand Cayman, Cayman Islands, British West Indies (the "Portfolio), and State Street Bank and Trust Company, a Massachusetts trust company, having its principal place of business at 225 Franklin Street, Boston, Massachusetts 02110 (the "Custodian").

                                                    WITNESSETH:


         WHEREAS, the Portfolio is a non-diversified open-end investment company which has been organized as a trust under the laws of the state of New York;

         WHEREAS, the Portfolio desires to appoint the Custodian to act as custodian of the assets of the Portfolio, and the Custodian desires to accept such appointment;

         WHEREAS, the Portfolio's assets are composed of money and property contributed thereto by the holders of interests in the Portfolio ("Interests") entitled to ownership rights in the Portfolio;

         NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:


1.       EMPLOYMENT OF CUSTODIAN AND PROPERTY TO BE HELD BY IT

         Pursuant to the authority contained in its Declaration of Trust, the Portfolio hereby employs the Custodian as the custodian of the assets of the Portfolio. The Portfolio agrees to deliver to the Custodian or a sub-custodian all investments and cash, all payments of interest, all payments of principal or capital distributions received by it with respect to all investments, and the cash consideration received by it for Interests as may be issued or sold from time to time. The Custodian shall not be responsible for any property of the Portfolio not received by it.


2. DUTIES OF THE CUSTODIAN WITH RESPECT TO PORTFOLIO PROPERTY HELD BY THE CUSTODIAN IN THE UNITED STATES

2.1 HOLDING INVESTMENTS. The Custodian shall hold and segregate for the ac(ount of the Portfolio all non-cash property, to be held by it in the United States, including all domestic investments owned by the Portfolio, other than (a) investments which are maintained pursuant to
         Section 2.9 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies (collectively referred to herein as a "U.S. Securities Systemil) and (b) commercial paper of an issuer for which the Custodian acts as issuing and paying agent ("Direct Paper") which is deposited and/or maintained in the Direct Paper System of the Custodian (the "Direct Paper System") pursuant to Section 2.10.

2.2 DELIVERY OF INVESTMENTS. The Custodian shall release and deliver domestic investments owned by the Portfolio held by the Custodian or in a U.S. Securities System account of the Custodian or in the Custodian's Direct Paper book entry system account ("Direct Paper System Account") only upon receipt of Proper Instructions (as defined below), which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

            1) Upon sale of such investments for the account of the Portfolio and receipt of payment therefor;

            2) Upon the receipt of payment in connection with any repurchase agreement related to such investments entered into on behalf of the Portfolio;

            3) In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.9 hereof;

            4)To the depository agent, against a receipt, in connection with tender or other similar offers for portfolio investments of the Portfolio;

         5)To the issuer thereof or its agent, against a receipt, when such investments are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

         6)To the issuer thereof, or its agent, against a receipt, for transfer into the name of the Portfolio or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.8; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of interests;


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         provided that, in any such case, the new investments are to be delivered to the Custodian;

         7)Upon the sale of such investments for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such investments prior to receiving payment for such investments except as may arise from the Custodian's own negligence or willful misconduct;

         8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the investments of the issuer of such investments, or pursuant to provisions for conversion contained in such investments, or pursuant to any deposit agreement, against a receipt; provided that, in any such case, the new investments and cash, if any, are to be delivered to the Custodian;

         9) In the case of warrants, rights or similar investments, the surrender thereof in the exercise of such warrants, rights or similar investments or the surrender of interim receipts or temporary investments for definitive investments; provided that, in any such case, the new investments and cash, if any, are concurrently delivered to the Custodian or against a receipt;

         10) For delivery in connection with any loans of investments made on behalf of the Portfolio, BUT ONLV against receipt of adequate forms of collateral as agreed upon from time to time by the Portfolio or its delegate, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of investments owned by the Portfolio prior to the receipt of such collateral;

         11) For delivery as security in connection with any borrowings by the Portfolio requiring a pledge of assets of the Portfolio, BUT ONLY against receipt of amounts borrowed;

         12) For delivery in accordance with the provisions of any agreement among the Portfolio, the Custodian and a broker-dealer which is a member of The National Association of Securities Dealers, Inc. ("NASDII) , relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio;

         13) For delivery in accordance with the provisions of any agreement among the Portfolio, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Portfolio; and

         14) For any other proper corporate purpose, BUT ONLV upon receipt of Proper Instructions from the Portfolio, specifying the investments to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such investments shall be made.

2.3 REGISTRATION OF INVESTMENTS. Domestic investments held by the Custodian (ether than bearer investments) shall be registered in the name of the Portfolio or in the name of any nominee of the Portfolio or of any nominee of the Custodian which nominee shall be assigned exclusively to the Portfolio, or in the name or nominee name of any agent appointed pursuant to Section 2.8. All investments accepted by the Custodian on behalf of the Portfolio under the terms of this Contract shall be in "street name" or other good delivery form. If, however, the Portfolio directs the Custodian to maintain investments in "street name", the Custodian shall utilize its best efforts only to timely collect income due to the Portfolio on such investments and to notify the Portfolio on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

2.4 BANK ACCOUNTS. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of the Portfolio, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio. Funds held by the Custodian for the Portfolio may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; ided, however, that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved by the Portfolio. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

2.5 AVAILABILITY OF FEDERAL FUNDS. Upon mutual agreement between the Portfolio and the Custodian, the Custodian shall, upon the receipt of Proper Instructions from the Portfolio, make federal funds available to the Portfolio as of specified times agreed upon from time to time by the Portfolio and the Custodian in the amount of checks received in payment for


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         Interests which are deposited into the Portfolio's account.

2.6 COLLECTION OF INCOME. Subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to United States investments held hereunder to which the Portfolio shall be entitled either by law or pursuant to custom in the investments business, and shall collect on a timely basis all income and other payments with respect to United States bearer investments if, on the date of payment by the issuer, such investments are held by the Custodian or its agent thereof and shall credit such income, as collected, to the Portfolio's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on investments held hereunder. Income due the Portfolio on United States investments loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the Portfolio. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Portfolio with such information or data as may be necessary to assist the Portfolio in arranging for the timely delivery to the Custodian of the income to which the Portfolio is properly entitled.

2.7 PAYMENT OF PORTFOLIO MONIES. Upon receipt of Proper Instructions from the Portfolio, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of the Portfolio in the following cases only:

         1) Upon the purchase of domestic investments, including options, futures contracts or options on futures contracts, for the account of the Portfolio but only (a) against the delivery of such investments, including evidence of title to such options, futures contracts or options on futures contracts, to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section 2.9 hereof or (c) in the case of a purchase involving the Direct Paper System, in accordance with the conditions set forth in
         Section 2.10; or (d) in the case of repurchase agreements entered into between the Portfolio and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the investments either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such investments or (ii) against delivery of the receipt evidencing purchase on behalf of the Portfolio of investments owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such investments from the Portfolio; or (e) for transfer to a time deposit account of the Portfolio in any bank, whether domestic or foreign or any savings and loan; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank or savings and loan pursuant to Proper Instructions from the Portfolio as defined in Article 5;

            2) In connection with conversion, exchange or surrender of investments owned by the Portfolio as set forth in Section 2.2 hereof;

            3) For payment of the amount of dividends received in respect of investments sold short;

         4) For any other proper purpose, BUT ONLY upon receipt of Proper Instructions from the Portfolio, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made. In connection with the following type of expenses, the Custodian shall make payments upon instructions from the Portfolio from an account of the Portfolio controlled from outside of the United States:

         5) For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses thereof whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

            6) For the payment of any distributions by the Portfolio declared in accordance with the Declaration of Trust.

2.8 APPOINTMENT OF AGENTS. Upon prior written notice to the Portfolio, the Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company to act as a custodian, as its agent to carry out such of the provisions of this
         Article 2 as the Custodian may from time to time direct.





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         2.9 DEPOSIT OF INVESTMENTS IN A U.S. SECURITIES SYSTEM.
-------------------------------------------------- The Custodian may deposit and/or maintain domestic investments owned by the Portfolio in a U.S. Securities System in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and only to the extent applicable and subject to the following provisions:

         1) The Custodian may keep domestic investments of the Portfolio in a U.S. Securities System provided that such investments are represented in an account ("Account") of the Custodian in the U.S. Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

         2) The records of the Custodian with respect to domestic investments of the Portfolio which are maintained in a U.S. Securities System shall identify by book-entry those investments belonging to the Portfolio;

         3) The Custodian shall pay for domestic investments purchased for the account of the Portfolio upon (i) receipt of advice from the U.S. Securities System that such investments have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Portfolio. The Custodian shall transfer domestic investments sold for the account of the Portfolio upon (i) receipt of advice from the U.S. Securities System that payment for such investments has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Portfolio. Copies of all advices from the U.S. Securities System of transfers of domestic investments for the account of the Portfolio shall identify the Portfolio, be maintained for the Portfolio by the Custodian and be provided to the Portfolio at its request. The Custodian shall furnish the Portfolio confirmation of each transfer to or from the account of the Portfolio in the form of a written advice or notice and shall furnish to the Portfolio copies of daily transaction sheets reflecting each day's transactions in the U.S. Securities System for the account of the Portfolio;

         4) The Custodian shall provide the Portfolio with any report obtained by the Custodian on the U.S. Securities System's accounting system, internal accounting control and procedures for safeguarding domestic investments deposited in the U.S. Securities System.


 2.10 PORTFOLIO INVESTMENTS HELD IN THE CUSTODIAN'S DIRECT PAPER SYSTEM.
The Custodian may deposit and/or maintain investments owned by the Portfolio in the Direct Paper System of the Custodian subject to the following provisions:

         1) No transaction relating to investments in the Direct
         Paper System will be effected in the absence of Proper
         Instructions from the Portfolio;

         2) The Custodian may keep investments of the Portfolio in the Direct Paper System only if such investments are represented in an account of the Custodian in the Direct Paper System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

         3) The records of the Custodian with respect to investments of the Portfolio which are maintained in the Direct Paper System shall identify by book-entry those investments belonging to the Portfolio;

         4) The Custodian shall pay for investments purchased for the account of the Portfolio upon the making of an entry on the records of the Custodian to reflect such payment and transfer of investments to the Account of the Portfolio. The Custodian shall transfer investments sold for the account of the Portfolio upon the making of an entry on the records of the Custodian to reflect such transfer and receipt of payment for the account of the Portfolio;

         5) The Custodian shall furnish the Portfolio confirmation of each transfer to or from the account of the Portfolio, in the form of a written advice or notice, of Direct Paper on the next business day following such transfer and shall furnish to the Portfolio copies of daily transaction sheets reflecting each day's transaction in the U.S. Securities System for the account of the Portfolio;

         6) The Custodian shall provide the Portfolio with any report on its system of internal accounting control as the Portfolio may reasonably request from time to time.

2.11 SEGREGATED ACCOUNT. The Custodian shall establish and maintain a segregated account or accounts for and on behalf of the Portfolio, into which account or accounts shall be transferred cash and/or investments, including investments maintained in an account by the Custodian pursuant to Section 2.10 hereof, (i) in accordance with the provisions of any agreement among the Portfolio, the Custodian and a broker-dealer which is a member of the NASD (or any Futures Commission Merchant registered under the Commodity Exchange Act) , relating to compliance with the rules of The Options

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         Clearing Corporation and of any registered national securities exchange
         (or the Commodity Futures Commission or any registered contract market) , or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio,
         (ii) for purposes of segregating cash or government investments in connection with options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio or short-sales, (iii) for other proper corporate purposes.

2.12 OWNERSHIP CERTIFICATES FOR TAX PURPOSES. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic investments of the Portfolio held by it and in connection with transfers of such investments.

2.13 PROXIES. The Custodian shall, with respect to the domestic investments held hereunder, cause to be promptly executed by the registered holder of such investments, if the investments are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Portfolio such proxies, all proxy soliciting materials and all notices relating to such investments.

2.14 COMMUNICATIONS RELATED TO PORTFOLIO INVESTMENTS. Subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the Portfolio all written information (including, without limitation, pendency of calls and maturities of domestic investments and expirations of rights in connection therewith and notices of exercise of call and put options written by the Portfolio and the maturity of futures contracts purchased or sold by the Portfolio) received by the Custodian from issuers of the domestic investments being held for the Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Portfolio all written information received by the Custodian from issuers of the domestic investments whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Portfolio desires to take action on behalf of the Portfolio with respect to any tender offer, exchange offer or any other similar transaction, the Portfolio shall notify the Custodian at least three business days prior to the date on which the Custodian is required to take such action; however, the Custodian will use its best efforts to take such action as promptly as the Portfolio may request.




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         2.15 REPORTS TO PORTFOLIO BY INDEPENDENT PUBLIC ACCOUNTANTS.
------------------------------------------------------

         The Custodian shall provide the Portfolio, at such times as the Portfolio may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding investments, including futures contracts and options on futures contracts, including domestic investments deposited and/or maintained in a U.S. Securities System, relating to the services provided by the Custodian under this Contract; such reports shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Portfolio to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.


3. DUTIES OF THE CUSTODIAN WITH RESPECT TO PORTFOLIO PROPERTY HELD OUTSIDE OF THE UNITED STATES

3.1 APPOINTMENT OF FOREIGN SUB-CUSTODIANS. The Portfolio hereby authorizes and instructs the Custodian to employ as sub-custodians f or the Portf olio securities and other assets maintained outside the United
         States the foreign banking institutions and foreign securities depositories designated on Schedule A hereto ("foreign sub-custodians") . Upon receipt of "Proper Instructions", as defined in Section 5 of this Contract, together with a certified resolution of the Portfolio's Board of Trustees, the Custodian and the Portfolio may agree to amend Schedule A hereto from time to time to designate additional foreign banking institutions and foreign securities depositories to act as sub-custodian. Upon receipt of Proper Instructions, the Portfolio may instruct the Custodian -to cease the employment of any one or more such sub-custodians for maintaining custody of the Portfolio's assets.

3.2 ASSETS TO BE HELD. The Custodian shall limit the securities and other assets maintained in the custody of the foreign sub-custodians to: (a) "foreign securities", as defined in paragraph (c) (1) of Rule 17f -5 under the Investment Company Act of 1940, and (b) cash and cash equivalents in such amounts as the Custodian or the Portfolio may determine to be reasonably necessary to effect the Portfolio's foreign securities transactions. The Custodian shall identify on its books as belonging to the Portfolio, the foreign securities of the Portfolio held by each foreign sub-custodian.

3.3 FOREIGN SECURITIES SYSTEMS. Except as may otherwise be agreed upon in writing by the Custodian and the Portfolio, assets of the Portfolio shall be maintained in a clearing agency which acts as a securities depository or in a book-entry system for the central handling of securities located outside the United States (each a "Foreign Securities System") only through arrangements implemented by the foreign banking institutions serving as sub-custodians pursuant to the terms hereof. (Foreign Securities Systems and U.S. Securities Systems are collectively referred to herein as "Securities Systems") Where possible, such arrangements shall include entry into agreements containing the provisions set forth in Section 3.4 hereof.



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3.4      AGREEMENTS WITH FOREIGN BANKING INSTITUTIONS. Each agreement with a foreign banking institution shall be substantially in the form set forth in Exhibit I hereto and shall provide that: (a) the Portfolio's assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign banking institution or its creditors or agent, except a claim of payment for their safe custody or administration; (b) beneficial ownership of the Portfolio's assets will be freely transferable without the payment of money or value other than for custody or administration; (c) adequate records will be maintained identifying the assets as belonging to the Portfolio; (d) officers of or auditors employed by, or other representatives of the Custodian, including to the extent permitted under applicable law the independent public accountants for the Portfolio, will be given access to the books and records of the foreign banking institution relating to its actions under its agreement with the custodian; and (e) assets of the Portfolio held by the foreign sub-custodian will be subject only to the instructions of the Custodian or its agents.

3.5 ACCESS OF INDEPENDENT ACCOUNTANTS OF THE PORTFOLIO. Upon request of the Portfolio, the Custodian will use its best efforts to arrange for the independent accountants of the Portfolio to be afforded access to the books and records of any foreign banking institution employed as a foreign sub-custodian insofar as such books and records relate to the performance of such foreign banking institution under its agreement with the Custodian.

3.6 REPORTS BY CUSTODIAN. The Custodian will supply to the Portfolio from time to time, as mutually agreed upon, statements in respect of the securities and other assets of the Portfolio held by foreign sub-custodians, including but not limited to an identification of entities having possession of the Portfolio's securities and other assets and advices or notifications of any transfers of securities to or from each custodial account maintained by a foreign banking institution for the Custodian on behalf of the Portfolio indicating, as to securities acquired for the Portfolio, the identity of the entity having physical possession of such securities.

3.7 TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT. (a) Except as otherwise provided in paragraph (b) of this Section 3.7, the provision of Sections 2.2 and 2.7 of this Contract shall apply, MUTATIS MUTANDIS to the foreign securities of the Portfolio held outside the United States by foreign sub-custodians. (b) Notwithstanding any provision of this Contract to the contrary, settlement and payment for securities received for the account of the Portfolio and delivery of securities maintained for the account of the Portfolio may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

         (c) Securities maintained in the custody of a foreign sub-custodian may be maintained in the name of such entity's nominee to the same extent as set forth in Section 2.3 hereof, and the Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such securities.

3.8 LIABILITY OF FOREIGN SUB-CUSTODIANS. Each agreement pursuant to which the Custodian employs a foreign banking institution as a foreign sub-custodian shall require the institution to exercise reasonable care in the performance of its duties and to indemnify, and hold harmless, the Custodian and the Portfolio from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the institution's performance of such obligations. At the election of the Portfolio, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a foreign banking institution as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolio has not been made whole for any such loss, damage, cost, expense, liability or claim.

3.9 LIABILITY OF CUSTODIAN. The Custodian shall be liable for the acts or omissions of a foreign banking institution to the same extent as set forth with respect to sub-custodians generally in this Contract and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank as contemplated by Section 3.12 hereof, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism or any loss where the sub-custodian has otherwise exercised reasonable care. Notwithstanding the foregoing provisions of this Section 3.9, in delegating custody duties to State Street London Ltd., the Custodian shall not be relieved of any responsibility to the Portfolio for any loss due to such delegation, except such LOSS as may result from (a) political risk (including, but not limited to, exchange control restrictions, confiscation, expropriation, nationalization, insurrection, civil strife or armed hostilities) or (b) other losses (excluding a bankruptcy or insolvency of State Street London Ltd. not caused by political risk) due to Acts of God, nuclear incident or other losses under circumstances where the Custodian and State Street London Ltd.
         have exercised reasonable care.

3.10 REIMBURSEMENT FOR ADVANCES. If the Portfolio requires the Custodian to advance cash or securities for any purpose including the purchase or sale of foreign exchange or of contracts for foreign exchange, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Portfolio shall be security therefor and should the Portfolio fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Portfolio assets to the extent necessary to obtain reimbursement.

         3.11 MONITORING RESPONSIBILITIES. The Custodian shall furnish annually to the Portfolio, during the month of June, information concerning the foreign sub-custodians employed by the Custodian. Such information shall be similar in kind and scope to that furnished to the Portfolio in connection with the initial approval of this Contract. In addition, the Custodian will promptly inform the Portfolio in the event that the Custodian learns of a material adverse change in the financial condition of a foreign sub-custodian or any material loss of the assets of the Portfolio or in the case of any foreign sub-custodian not the subject of an exemptive order from the Securities and Exchange Commission is notified by such foreign sub-custodian that there appears to be a substantial likelihood that its shareholders, equity will decline below $200 million (U.S. dollars or the equivalent thereof) or that its shareholders, equity has declined below $200 million (in each case computed in accordance with generally accepted U.S.
         accounting principles).

3.12 BRANCHES OF U.S. BANKS. (a) Except as otherwise set forth in this Contract, the provisions hereof shall not apply where the custody of the Portfolios assets is maintained in a foreign branch of a banking institution which is a "bank" as defined by Section 2 (a) (5) of the Investment Company Act of 1940 meeting the qualification set forth in
         Section 26(a) of said Act. The appointment of any such branch as a sub-custodian shall be governed by paragraph 1 of this Contract.

         (b) Cash held for the Portfolio in the United Kingdom shall be maintained in an interest bearing account established for the Portfolio with the Custodian's London branch, which account shall be subject to the direction of the Custodian, State Street London Ltd. or both.


4.       PAYMENTS FOR REPURCHASES AND INTERESTS

         From such funds as may be available for the purpose but subject to the limitations of the Declaration of Trust the Custodian shall, upon receipt of instructions from the Portfolio, make funds available to the Portfolio at an account of the Portfolio controlled from outside of the United States for payment to holders of Interests who have delivered to the Portfolio a request for repurchase of their Interests.


5.       PROPER INSTRUCTIONS

         Proper Instructions as used herein means a writing signed or initialled on behalf of the Portfolio by one or more person or persons as the Portfolio shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Portfolio shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the Portfolio accompanied by a detailed description of procedures approved by the Portfolio, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Portfolio and the Custodian are satisfied that such procedures afford adequate safeguards for the Portfolio's assets. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any three-party agreement which requires a segregated asset account in accordance with Section 2.11.


6.       ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY

         The Custodian may in its discretion, without express authority from the
Portfolio:

         1) make payments to others for minor transactional expenses of handling investments or other similar items relating to its duties under this Contract, PROVIDED that all such payments shall be accounted for to the Portfolio;

         2) surrender investments in temporary form for investments in definitive form;

         3) endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and

         4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the investments and property of the Portfolio except as otherwise directed by the Portfolio.


7.       EVIDENCE OF AUTHORITY

         The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed by or on behalf of the Portfolio. The Custodian may receive and accept a certified copy of an instruction of the Portfolio as conclusive evidence (a) of the authority of any person to act in accordance with such instruction or (b) of any determination or of any action by the Portfolio pursuant to the Declaration of Trust as described in such instruction, and such instruction may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.


8. DUTIES OF CUSTODIAN WITH RESPECT TO THE BOOKS OF ACCOUNT AND CALCULATION OF NET ASSET VALUE AND NET INCOME

         The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Portfolio to keep the books of account of the Portfolio and/or compute the net asset value per share of the outstanding Interests.

9.       RECORDS

         The Custodian shall create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Portfolio. All such records shall be the property of the Portfolio and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Portfolio.

10.      OPINION OF PORTFOLIO'S INDEPENDENT ACCOUNTANT

         The Custodian shall take all reasonable action, as the Portfolio may from time to time request, to obtain from year to year favorable opinions from the Portfolio's independent accountants provided that the books and records of the Portfolio shall be audited outside of the United States.


11.      COMPENSATION OF CUSTODIAN

         The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Portfolio and the Custodian.


12.      RESPONSIBILITY OF CUSTODIAN

         The Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract. It shall be kept indemnif ied by and shall be without liability to the Portfolio for any action taken or omitted by it in good faith without negligence. The Portfolio hereby agrees to indemnify and hold harmless the Custodian from and against any and all costs, expenses, losses, damages, charges, counsel fees, payments and liabilities which may be asserted against the Custodian arising out of any failure of the Portfolio to comply with the United States investments laws. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Portfolio) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

         The Custodian shall be liable for the acts or omissions of a foreign banking institution to the same extent as set forth with respect to sub-custodians generally in this Contract and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism or any loss where the sub-custodian has otherwise exercised reasonable care.

         Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a sub-custodian or agent, the Custodian shall be without liability to the Portfolio for any loss, liability, claim or expense resulting from or caused by; (i) events or circumstances beyond the reasonable control of the Custodian or any sub-custodian or Securities System or any agent or nominee of any of the foregoing, including, without limitation, nationalization or expropriation, imposition of currency controls or restrictions, the interruption, suspension or restriction of trading on or the closure of any securities markets, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, acts of war or terrorism, riots, revolutions, work stoppages, natural disasters or other similar events or acts; (ii) errors by the Portfolio or the Investment Advisor in their instructions to the Custodian provided such instructions have been given in accordance with this Contract; (iii) the insolvency of or acts or omissions by a Securities System; (iv) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian's subcustodian or agent securities purchased or in the remittance of payment made in connection with securities sold; (v) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of the Custodian, the Portfolio, the Custodian's subcustodians, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits; (vi) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System; and (vii) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

         If the Portfolio requires the Custodian to take any action with respect to investments, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Portfolio being liable for the payment of money or incurring liability of some other form, the Portfolio, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

         If the Portfolio requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or investments for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) for the benefit of the Portfolio or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract with respect to the Portfolio, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Portfolio shall be security therefor and should the Portfolio fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of the Portfolio's assets to the extent necessary to obtain reimbursement.

         In no event shall the Custodian be liable for indirect, special or consequential damages.

13.      TAX LAW

13.1     TAX LAW OF CAYMAN ISLANDS.
         -------------------------

         The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Portfolio or the Custodian as custodian of the Portfolio's assets by the tax law of Cayman Islands or any state or political subdivision thereof. The Custodian shall be kept indemnified by and be without liability to the Portfolio to the extent of the assets of the Portfolio for any such obligations including taxes, withholding and reporting requirements, claims for exemption or refund, additions for late payment, interest, penalties and other expense (including legal expenses) that may be assessed against the Portfolio or the Custodian as custodian of the Portfolio.

13.2 TAX LAW OF OTHER JURISDICTIONS. It shall be the responsibility of the Portfolio (except taxes attributable to the domicile of the Custodian in Massachusetts and in such case the Custodian shall notify the Portfolio) to notify the Custodian of the obligations imposed on the Portfolio by the tax law of jurisdictions other than those mentioned in
         Section 13.1. The Custodian shall use its best efforts to assist the Portfolio with respect to any claim for exemption or refund under the tax law of jurisdictions for which the Portfolio has provided such information. Nevertheless, the Custodian shall be kept indemnified by and shall be without liability to the Portfolio for any such obligations of which it has not been notified in writing by the Portfolio, or for which it has received directions to not withhold U.S. taxes, including taxes, withholding and reporting requirements, claims for exemptions or refund, additions for late payment, interest, penalties and other expenses (including legal expenses) that may be assessed against the Portfolio or the Custodian as custodian of the Portfolio.

14.      EFFECTIVE PERIOD, TERMINATION AND AMENDMENT

         This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party such termination to take effect, in the case of a termination by the Portfolio, not sooner than thirty (30) days after the date of such delivery or mailing, and, in the case of a termination by the Custodian, not sooner than ninety (90) days after the date of such delivery or mailings.

         Upon termination of the Contract, the Portfolio shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements. The parties agree that a notification of termination of the Portfolio shall serve as a notification of termination of the Custodian.


15.      SUCCESSOR CUSTODIAN

         If a successor custodian for the Portfolio shall be appointed by the Portfolio, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all investments of the Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the investments of the Portfolio held in a Securities System.

         If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a instruction of the Portfolio, deliver at the office of the Portfolio such investments, funds and other properties in accordance with such instruction.

         In the event that no written order designating a successor custodian or certified copy of an instruction of the Portfolio shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a bank doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $100,000,000, all investments, funds and other properties held by the Custodian on behalf of the Portfolio and all instruments held by the Custodian relative thereto and all other property held by it under this Contract on behalf of the Portfolio and to transfer to an account of such successor custodian all of the investments of the Portfolio held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

         In the event that investments, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Portfolio to procure the certified copy of the instruction referred to or of the Portfolio to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such investments, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

16.      INTERPRETIVE AND ADDITIONAL PROVISIONS

         In connection with the operation of this Contract, the Custodian and the Portfolio, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.


17.      MASSACHUSETTS LAW TO APPLY

         This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of the Commonwealth of Massachusetts.


18.      PRIOR CONTRACTS

         This Contract supersedes and terminates, as of the date hereof, all prior contracts between the Portfolio and the Custodian relating to the custody of the Portfolio's assets.


19.      ASSIGNMENT

         This Contract may not be assigned by the Custodian without the written consent of the Portfolio.


20.      CONFIDENTIALITY

         None of the parties hereto shall, unless compelled to do so by any court of competent jurisdiction either before or after the termination of this Contract, disclose to any person not authorized by the relevant party to receive the same any information relating to such party and to the affairs of such party of which the party disclosing the same shall have become possessed during the period of this Contract and each party shall use its best endeavors to prevent any such disclosure as aforesaid.


21.      NOTICES

         Any notice, instruction or other instrument required to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours or delivered prepaid registered mail or by telex, cable or telecopy to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

         TO THE PORTFOLIO: EMERGING MARKETS PORTFOLIO
                  Butterfield House
                  P.O. Box 2330
                  Grand Cayman, Cayman Islands British West Indies
                  Attn: Managing Director

         TO THE CUSTODIAN:STATE STREET BANK AND TRUST COMPANY
                  1776 Heritage Drive
                  North Quincy, Massachusetts 02171
                  Attention: Kevin F. Griffin

         TO THE ADVISOR:BROWN BROTHERS HARRIMAN & CO.
                  59 Wall Street
                  New York, New York 10005
                  Attention: Treasurer

Such notice, instruction or other instrument shall be deemed to have been served in the case of a registered letter at the expiration of five business days after posting, in the case of cable twenty-four hours after dispatch and, in the case of telex, immediately on dispatch and if delivered outside normal business hours it shall be deemed to have been received at the next time after delivery when normal business hours commence and in the case of cable, telex or telecopy on the business day after the receipt thereof. Evidence that the notice was properly addressed, stamped and put into the post shall be conclusive evidence of posting.

22.      SHAREHOLDER COMMUNICATIONS

         Securities and Exchange Commission Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of benef icial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Portfolio to indicate whether it authorizes the Custodian to provide the Portfolio's name, address, and share position to requesting companies whose securities the Portfolio owns. If the Portfolio tells the Custodian "noll, the Custodian will not provide this information to requesting companies. If the Portfolio tells the Custodian "yes" or does not check either llyes" or "noll below, the Custodian is required by the rule to treat the Portfolio as consenting to disclosure of this information for all securities owned by the Portfolio or any funds or accounts established by the Portfolio. For the Portfolio's protection, the Rule prohibits the requesting company from using the Portfolio's name and address for any purpose other than corporate communications. Please indicate below whether the Portfolio consents or objects by checking one of the alternatives below.

         YES [ ] The Custodian IS authorized to release the Portfolio's name, address, and share positions.

         NO [X] The Custodian is not authorized to release the Portfolio's name, address, and share positions.






         THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

                                   SCHEDULE A

The following foreign banking institutions and foreign securities depositories have been approved by the Board of Trustees of International Equity Portfolio (the "Portfolioll) for use as sub-custodians for the Portfolio's securities and other assets:



                                     (Insert banks and securities depositories)









Certified:



Portfolio's Authorized officer


Date:

                                    EXHIBIT I



                             SUBCUSTODIAN AGREEMENT


         AGREEMENT made this        day of                  19     between
State Street Bank and Trust Company, A massachusetts Trust Company (hereinafter referred to as the "Custodian") , having its principal place of business at 225 Franklin Street, Boston, MA, and (hereinafter organized
 and  having  an  office  at


     WHEREAS, Custodian has been appointed to act as Trustee, Custodian or Subcustodian of securities and monies on behalf of certain of its customers including, without limitation, collective investment undertakings, investment companies subject to the U.S. Investment Company Act of 1940, as amended, and employee benefit plans subject to the U.S. Employee Retirement Income Security Act of 1974, as amended;

     WHEREAS, Custodian wishes to establish Account (the "Account") with the Subcustodian to hold and maintain certain property for which Custodian is responsible as custodian; and

     WHEREAS, Subcustodian agrees to establish the Account and to hold and maintain all Property in the Account in accordance with the terms and conditions herein set forth.

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the Custodian and the Subcustodian agree as follows:

I.       THE ACCOUNT

     A. ESTABLISHMENT OF THE ACCOUNT. Custodian hereby requests that Subcustodian establish for each client of the Custodian an Account which shall be composed of:

     1. A Custody Account for any and all Securities (as hereinafter defined) from time to time received by Subcustodian therefor, and

     2. A Deposit Account for any and all Cash (as hereinafter defined) from time to time received by Subcustodian therefor.

     B. USE OF THE ACCOUNT. The Account shall be used exclusively to hold, acquire, transfer or otherwise care for, on behalf of Custodian as custodian and the customers of Custodian and not for Custodian's own interest, Securities and such Cash or cash equivalents as are transferred to Subcustodian or as are received in payment of any transfer of, or as payment on, or interest on, or dividend from, any such Securities (herein collectively called Cash") .

     C. TRANSFER OF PROPERTY IN THE ACCOUNT. Beneficial ownership of the Securities and Cash in the Account shall be freely transferable without payment of money or value other than for safe custody and administration.

     D. OWNERSHIP AND SEGREGATION OF PROPERTY IN THE ACCOUNT.
        ----------------------------------------------------

     The ownership of the property in the Account, whether Securities, Cash or both, and whether any such property is held by Subcustodian in an Eligible Depository, shall be clearly recorded on Subcustodian's books as belonging to Custodian on behalf of Custodian's customers, and not for Custodian's own interest and, to the extent that Securities are physically held in the Account, such Securities shall also be physically segregated from the general assets of Subcustodian, the assets of Custodian in its individual capacity and the assets of Subcustodian's other customers. In addition, Subcustodian shall maintain such other records as may be necessary to identify the property hereunder as belonging to each Account.

         E. REGISTRATION OF SECURITIES IN THE ACCOUNT. Securities which are eligible for deposit in a depository as provided for in Paragraph III may be maintained with the depository in an account for Subcustodian's customers. Securities which are not held in a depository and that are ordinarily held in registered form will be registered in the name of Subcustodian or in the name of Subcustodian's nominee, unless alternate Instructions are furnished by Custodian.

II.  SERVICES TO BE PROVIDED BY THE SUBCUSTODIAN

     The services Subcustodian will provide to Custodian and the manner in which such services will be performed will be as set forth below in this Agreement.

     A. SERVICES PERFORMED PURSUANT TO INSTRUCTIONS. All transactions involving the Securities and Cash in the Account shall be executed solely in accordance with Custodian's Instructions as that term is defined in Paragraph IV hereof, except those described in paragraph B below.

     B. SERVICES TO BE PERFORMED WITHOUT INSTRUCTIONS. Subcustodian will, unless it receives Instructions from Custodian to the contrary:

          1. COLLECT CASH. Promptly collect and receive all dividends, income, principal, proceeds from transfer and other payments with respect to property held in the Account, and present for payment all Securities held in the Account which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation, and credit Cash receipts therefrom to the Deposit Account.

           2.EXCHANGE SECURITIES. Promptly exchange Securities where the exchange is purely ministerial including, without limitation, the exchange of temporary Securities for those in definitive form and the exchange of warrants, or other documents of entitlement to Securities, for the Securities themselves.

          3. SALE OF RIGHTS AND FRACTIONAL INTERESTS. Whenever notification of a rights entitlement or a fractional interest resulting from a rights issue, stock dividend or stock split is received for the Account and such rights entitlement or fractional interest bears an expiration date, Subcustodian will promptly endeavor to obtain Custodian's Instructions, but should these not be received in time for Subcustodian to take timely action, Subcustodian is authorized to sell such rights entitlement or fractional interest and to credit the Account.

     4. EXECUTE CERTIFICATES. Execute in Custodian's name for the Account ' whenever Subcustodian deems it appropriate, such ownership and other certificates as may be required to obtain the payment of income from the Securities held in the account.

          5. PAY TAXES AND RECEIVE REFUNDS. To pay or cause to be paid f rom the Account any and all taxes and levies in the nature of taxes imposed on the property in the Account by any governmental authority, and to take all steps necessary to obtain all tax exemptions, privileges or other benef its, including reclaiming and recovering any foreign withholding tax, relating to the Account and to execute any declaration, affidavits, or certificates of ownership which may be necessary in connection therewith.

     6. PREVENT LOSSES. Take such steps as may be reasonably necessary to secure or otherwise prevent the loss of, entitlements attached to or otherwise relating to property held in the Account.

C. ADDITIONAL SERVICES.

          1. TRANSMISSION OF NOTICES OF CORPORATE ACTION. By such means as will permit Custodian to take timely action with respect thereto, Subcustodian will promptly notify Custodian upon receiving notices or reports, or otherwise becoming aware, of corporate action affecting Securities held in the Account (including, but not limited to, calls for redemption, mergers, consolidations, reorganizations, recapitalizations, tenderoffers, rights of f erings, exchanges, subscriptions and other of f erings) and dividend, interest and other income payments relating to such Securities.

          2. COMMUNICATIONS REGARDING THE EXERCISE OF ENTITLEMENTS. Upon request by Custodian, Subcustodian will promptly deliver, or cause any Eligible Depository authorized and acting hereunder to deliver, to Custodian all notices, proxies, proxy soliciting materials and other communications that call for voting or the exercise of rights or other specific action (including material relative to legal proceedings intended to be transmitted to security holders) relating to Securities held in the Account to the extent received by Subcustodian or said Eligible Depository, such proxies or any voting instruments to be executed by the registered holder of the Securities, but without indicating the manner in which such Securities are to be voted.

          3. MONITOR FINANCIAL SERVICE. In furtherance of its obligations under this Agreement, Subcustodian will monitor a leading financial service with respect to announcements and other information respecting property held in the Account, including announcements and other information with respect to corporate actions and dividend, interest and other income payments.

III. USE OF SECURITIES DEPOSITORY

Subcustodian may, with the prior written approval of Custodian, maintain all or any part of the Securities in the Account with a securities depository or clearing agency which is incorporated or organized under the laws of a country other than the United States of America and is supervised or regulated by a government agency or regulatory authority in the foreign jurisdiction having authority over such depositories or agencies, and which operates (a) the central system for handling of designated securities or equivalent book entries in , or
(b) a transnational system for the central handling of securities or equivalent book entries (herein called "Eligible Depository"), provided however, that, while so maintained, such Securities shall be subject only to the directions of Subcustodian, and that Subcustodian duties, obligations and responsibilities with regard to such Securities shall be the same as if such Securities were held by Subcustodian on its premises.

IV.  CLAIMS AGAINST PROPERTY IN THE ACCOUNT

The property in the account shall not be subject to any right, charge, security interest, lien or claim of any kind (collectively "Charges") in favor of Subcustodian or any Eligible Depository or any creditor of Subcustodian or of any Eligible Depository except a claim for payment for such property's safe custody or administration in accordance with the terms of this Agreement. Subcustodian will immediately notify Custodian of any attempt by any party to assert any Charge against the property held in the Account and shall take all lawful actions to protect such property from such Charges until Custodian has had a reasonable time to respond to such notice.

V.   SUBCUSTODIAN'S WARRANTY

Subcustodian represents and warrants that:

     (A) It is a branch of a "qualified U.S. bank" or an "eligible foreign custodian" as those terms are defined in Rule 17f-5 of the Investment Company Act of 1940, a copy of which is attached hereto as Attachment A (the "Rule"), and Subcustodian shall immediately notify Custodian, in writing or by other authorized means, in the event that there appears to be a substantial likelihood that Subcustodian will cease to qualify under the Rule as currently in effect or as hereafter amended, or

     (B) It is the subject of an exemptive order issued by the United States Securities and Exchange Commission which order permits Custodian to employ Subcustodian notwithstanding the fact that Subcustodian fails to qualify under the terms of the Rule, and Subcustodian shall immediately notify custodian, in writing or by other authorized means, if for any reason it is no longer covered by such exemptive order.

Upon receipt of any such notification required under (A) or (B) of this section, Custodian may terminate this Agreement immediately without prior notice to Subcustodian.

VI. DEFINITIONS

         A. INSTRUCTIONS.  The term "Instructions" means:

     1. instructions in writing signed by authorized individuals designated as such by Custodian;

     2. telex or tested telex instructions of Custodian;

     3. other forms of instructions in computer readable form as shall customarily be used for thetransmission of like information, and

     4. such other forms of communication as from time to time may be agreed upon by Custodian and Subcustodian, which Subcustodian believes in good faith to have been given by Custodian or which are transmitted with proper testing or authentication pursuant to terms and conditions which Custodian may specify.

Unless otherwise expressly provided, all Instructions shall continue in full force and effect until canceled or superseded. Subcustodian shall act in accordance with Instructions and shall not be liable for any act or omission in respect of any Instruction except in the case of willful default, negligence, fraud, bad faith, willful misconduct, or reckless disregard of duties on the part of Subcustodian. Subcustodian in executing all Instructions will take relevant action in accordance with accepted industry practice and local settlement practice.

     B. ACCOUNT. The term "Account" means collectively the Custody Account, and the Deposit Account.

     C. SECURITIES. The term "Securities" includes, without limitation, stocks, shares, bonds, debentures, debt securities (convertible or non-convertible), notes, or other obligations or securities and any certificates, receipts, futures contracts, foreign exchange contracts, options, warrants, scrip or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets.

VII. MISCELLANEOUS PROVISIONS

     A. STATEMENTS REGARDING THE ACCOUNT. Subcustodian will supply Custodian with such statements regarding the Account as Custodian may request, including the identity and location of any Eligible Depository authorized and acting hereunder. In addition, Subcustodian will supply Custodian an advice or notification of any transfers of Securities to or from the Account indicating, as to Securities acquired for the Account, if applicable, the Eligible Depository having physical possession of such Securities.

     B. EXAMINATION OF BOOKS AND RECORDS. Subcustodian agrees that its books and records relating to the Account and Subcustodian's actions under this Agreement shall be open to the physical, on-premises inspection and audit at reasonable times by officers of, auditors employed by or other representatives of Custodian including (to the extent permitted under the law of ) the independent public accountants for any customer of Custodian whose property is being held hereunder and such books and records shall be retained for such period as shall be agreed upon by Custodian and Subcustodian.

As Custodian may reasonably request from time to time, Subcustodian will furnish its auditor's reports on its system of internal controls, and Subcustodian will use its best efforts to obtain and furnish similar reports of any Eligible Depository authorized and acting hereunder.

     C. STANDARD OF CARE. In holding, maintaining, servicing and disposing of Property under this Agreement, and in fulfilling any other obligations hereunder, Subcustodian shall exercise the same standard of care that it exercises over its own assets, ided that Subcustodian shall exercise at least the degree of care and maintain adequate insurance as expected of a prudent professional Subcustodian for hire and shall assume the burden of proving that it has exercised such care in its maintenance of Property held by Subcustodian in its Account. The maintenance of the Property in an Eligible Depository shall not affect Subcustodian's standard of care, and Subcustodian will remain as fully responsible for any loss or damage to such securities as if it had itself retained physical possession of them. Subcustodian shall also indemnify and hold harmless Custodian and each of Custodian's customers from and against any loss, damage, cost, expense, liability or claim (including reasonable attorney's fees) arising out of or in connection with the improper or negligent performance or the nonperformance of the duties of Subcustodian.

Subcustodian shall be responsible for complying with all provisions
of the law of                             ,  or  any  other  law,
applicable to Subcustodian in connection with its duties hereunder, including (but not limited to) the payment of all transfer taxes or other taxes and compliance with any currency restrictions and securities laws in connection with its duties as Subcustodian.

     D. LOSS OF CASH OR SECURITIES. Subcustodian agrees that, in the even of any loss of Securities or Cash in the Account, Subcustodian will use its best efforts to ascertain the circumstances relating to such loss and will promptly report the same to Custodian and shall use every legal means available to it to effect the quickest possible recovery.

     E. COMPENSATION OF SUBCUSTODIAN. Custodian agrees to pay to Subcustodian from time to time such compensation for its services and such out-of-pocket or incidental expenses of Subcustodian pursuant to this Agreement as may be mutually agreed upon in writing from time to time.

     F. OPERATING REQUIREMENTS. The Subcustodian agrees to follow such Operating Requirements as the Custodian may establish from time to time. A copy of the current Operating Requirements is attached as Attachment B to this Agreement.

     G. TERMINATION. This Agreement may be terminated by Subcustodian or Custodian on 60 days' written notice to the other party, sent by registered mail, provided that any such notice, whether given by Subcustodian or Custodian, shall be followed within 60 days by

Instructions specifying the names of the persons to whom Subcustodian shall deliver the Securities in the Account and to whom the Cash in the account shall be paid. If within 60 days following the giving of such notice of termination, Subcustodian does not receive such Instructions, Subcustodian shall continue to hold such Securities and Cash subject to this Agreement until such Instructions are given. The obligations of the parties under this Agreement shall survive the termination of this Agreement.

     H. NOTICES. Unless otherwise specified in this Agreement, all notices and communications with respect to matters contemplated by this Agreement shall be in writing, and delivered by mail, postage prepaid, telex, SWIFT, or other mutually agreec telecommunication methods to the following addresses (or to such other address as either party hereto may from time to time designate by notice duly given in accordance with this paragraph)

         To Subcustodian:


         To Custodian:   State Street Bank and Trust Company
                         Securities Operations/Network Administration
                         P.O. Box 1631
                         Boston, MA 02105

    I. CONFIDENTIALITY. Subcustodian and Custodian shall each use its best efforts to maintain the confidentiality of the property in the Account and the beneficial owners thereof, subject, however, to the provisions of any laws, requiring disclosure. In addition, Subcustodian shall safeguard any test keys, identification codes or other security devices which Custodian shall make available to it. The Subcustodian further agrees it will not disclose the existence of this Agreement or any current business relationship unless compelled by applicable law or regulation or unless it has secured the Custodian's written cotment.

     J. ASSIGNMENT. This Agreement shall not be assignable by either party but shall bind any successor in interest of Custodian and Subcustodian respectively.

     K. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of To the extent inconsistent with this Agreement or Custodian's Operating Requirements as attached hereto, Subcustodian's rules and conditions regarding accounts generally or custody accounts specifically shall not apply.


CUSTODIAN: STATE STREET BANK AND TRUST COMPANY

By:

Date:

AGREED TO BY SUBCUSTODIAN



By:

Date:

         IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative as of May , 1997.


                                            EMERGING MARKETS PORTFOLIO


                                            By:
                                            Title:  President
                                            Executed in Hamilton, Bermuda



                                            STATE STREET BANK AND TRUST COMPANY


                                            By:
                                            Title: